Exhibit 23.2

Gary S. Joiner

FRASCONA JOINER GOODMAN AND GREENSTEIN, P.C.

4750 Table Mesa Drive

Boulder, Colorado 80305

Ph: 303 494 3000

Fx: 303 494 6309

December 1, 2004

China Energy and Carbon Black Holdings, Inc.

386 Qingnian Avenue

Shenyang, China

Re:

Registration Statement on Form S-8

To the Company:

We hereby consent to being named in your Registration Statement on Form S-8 as the attorneys who will pass on legal matters in connection with the issuance of the shares referred to therein, and to the filing of our opinion as an Exhibit to the Registration Statement.

Very truly yours

FRASCONA JOINER GOODMAN AND GREENSTEIN, P.C.

/s/ Gary S. Joiner